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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 26, 1998
                                                          -------------


                                Metrocall, Inc.
                                ---------------
             (Exact name of registrant as specified in its charter)



     Delaware                        0-21924                   54-1215634
     --------                        -------                   ----------
(State or other jurisdiction      (Commission               (IRS Employer
of incorporation)                 file number)              Identification No.)



                  6677 Richmond Highway, Alexandria, Virginia
                  -------------------------------------------
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code: (703) 660-6677



                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

         On June 26, 1998, Metrocall, Inc. ("Registrant" or "Metrocall") entered into a Stock Purchase Agreement ("Stock Purchase Agreement") with AT&T Wireless Services, Inc. ("Wireless"), McCaw Communications Companies, Inc. and AT&T Two Way Messaging Communications, Inc. to acquire the stock of certain subsidiaries of Wireless that operate the paging and messaging services business of AT&T Corp. ("AT&T") and a 50KHz/50KHz Narrowband Personal Communications Services license ("License").

         The purchase price for this acquisition is approximately $205 million, consisting of $110 million in cash and $95 million in stated value of a new series of convertible preferred stock of the Registrant to be designated Series C Convertible Preferred Stock (the "Series C Preferred"). The total purchase price to be paid by Registrant is subject to adjustment based on the financial performance of the acquired business prior to the closing, as described in
Article 4 of the Stock Purchase Agreement, which is attached as Exhibit 2.1 hereto.

         The Stock Purchase Agreement also provides that AT&T, Wireless and Metrocall will enter into a Distribution Agreement on the date the transaction closes. Pursuant to this Distribution Agreement, Wireless will offer Metrocall branded pagers and paging and messaging services for sale in Wireless' retail locations on an exclusive basis for five years. In addition, in the event Wireless elects to offer paging and messaging services under its own brand identity or in conjunction with other products or services, the Distribution Agreement provides that Wireless and Metrocall will use their good faith efforts to agree to terms and conditions under which Metrocall will provide paging and messaging services related to implementing the offer. Wireless and Metrocall will also enter into eight transition services agreements, including agreements granting Metrocall use of certain office space, transmitter sites, terminals, billing software, and an internet gateway, as well as permitting Wireless to phase-out use of AT&T trademarks over twelve months.

         The specific terms of the Series C Preferred will be set forth in a Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series C Convertible Preferred Stock of Metrocall, Inc. ("Certificate of Designation") in the form of Exhibit
2.2 hereto. Dividends will be payable in cash or additional shares of Series C Preferred, at Registrant's option, semi-annually on outstanding shares of Series C Preferred at an annual rate of 8% of stated value. The Series C Preferred will be convertible into Metrocall common stock beginning five years after issuance. Each share will be convertible into the number of shares of Metrocall common stock equal to the stated value divided by $10.40, subject to anti-dilution adjustments. The Series C Preferred is also convertible upon certain change of control events, as defined in the Certificate of Designation. Metrocall will have the right to redeem the Series C Preferred beginning at the third anniversary of issuance, and must redeem the Series C Preferred on the twelfth anniversary of issuance. The Series C Preferred





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will not be transferrable for 18 months after issuance.  The Series C Preferred will rank junior to Registrant's existing Series A Convertible Preferred Stock and Series B Junior Convertible Preferred Stock and the future issues of senior securities. Metrocall will be required to register the Series C Preferred and/or the common stock into which it is convertible pursuant to a registration rights agreement.

         The issuance of the Series C Preferred is subject to the approval of the Registrant's stockholders under Nasdaq rules. If Registrant's stockholders do not approve such issuance, AT&T may terminate the agreement and receive a $9 million termination fee from Metrocall. Stockholders will also be asked to approve an increase in the Registrant's authorized shares of Common Stock in order to provide additional shares to be reserved for conversion of the Series C Preferred. Stockholders that beneficially own approximately 33% of Metrocall's common stock have agreed to vote their shares in favor of the issuance of the Series C Preferred.

         The Company expects to finance the cash portion of the consideration from through borrowings under its bank credit facility. Completion of the transaction is subject to other terms and conditions, including regulatory approvals.

         The foregoing summary of the terms of the transaction is qualified in its entirety by reference to the Stock Purchase Agreement, form of Certificate of Designation and the Stockholders Voting Agreements, which are included in the Exhibits hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit                   Description
-------                   -----------
   2.1                    Stock Purchase Agreement by and among Metrocall, Inc. and AT&T
                          Wireless Services, Inc., McCaw Communications Companies, Inc. and
                          AT&T Two Way Messaging Communications, Inc. dated June 26, 1998

   2.2                    Form of Certificate of Designation, Number, Powers, Preferences and
                          Relative, Participating, Optional and Other Rights of Series C Convertible
                          Preferred Stock of Metrocall, Inc.

   2.3                    Stockholders Voting Agreement and Proxy between AT&T Wireless
                          Services, Inc., and certain stockholders of Metrocall, Inc. dated June 26,
                          1998

   2.4                    Voting Agreement between AT&T Wireless Services, Inc., and Page
                          America Group, Inc. dated June 26, 1998






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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 METROCALL, INC.

                                 By: /s/ Vincent D. Kelly
                                    --------------------------------------
                                        Vincent D. Kelly
                                        Chief Financial Officer and Treasurer


Date: July 7, 1998





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                                 EXHIBIT INDEX

Exhibit                   Description
-------                   -----------
   2.1                    Stock Purchase Agreement by and among Metrocall, Inc. and AT&T
                          Wireless Services, Inc., McCaw Communications Companies, Inc. and
                          AT&T Two Way Messaging Communications, Inc. dated June 26, 1998

   2.2                    Form of Certificate of Designation for the Series C Convertible Preferred
                          Stock

   2.3                    Stockholders Voting Agreement and Proxy between Wireless Services,
                          Inc. and certain stockholders of Metrocall, Inc. dated June 26,  1998

   2.4                    Voting Agreement between AT&T Wireless Services, Inc., and Page
                          America Group, Inc. dated June 26,  1998





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